UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4045 Sheridan Avenue, Suite 239 Miami, FL	33140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 963-7881

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure under Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Peter Taddeo

On April 6, 2018, Peter Taddeo (“Taddeo”) resigned as a member of the Board of Directors of Biotech Products Services and Research, Inc., a Nevada corporation (“BPSR” or the “Company”), and as the Chief Executive Officer and member of the Board of Directors of Mint Organics, Inc., a Florida corporation and subsidiary of the Company (“Mint Organics”), and Mint Organics Florida, Inc., a Florida corporation and wholly-owned subsidiary of Mint Organics (“Mint Florida,” and together with the Company and Mint Organics, the “Company Entities”), effective immediately.

Mr. Taddeo indicated that his resignation was due to his decision to pursue other personal objectives, particularly in light of the Company Entities’ ongoing lack of adequate working capital to demonstrate the ability to fund a reasonable level of future cash compensation to Mr. Taddeo and the additional capital required to sustain future efforts required to successfully pursue obtaining a license to operate cannabis dispensaries.

The Company’s Board of Directors accepted Mr. Taddeo’s resignation and thanked him for his past services.

Taddeo Separation and General Release Agreement

In connection with Mr. Taddeo’s resignation, Mr. Taddeo entered into a Separation and General Release Agreement (the “Separation Agreement”), effective April 6, 2018 (the “Effective Date”), with the Company Entities and Ian T. Bothwell (“Bothwell”), the Chief Financial Officer and member of the Board of Directors of the Company (only with respect to Section 2(e) of the Separation Agreement). Pursuant to the Separation Agreement, Mr. Taddeo resigned from all positions with the Company Entities effective immediately and agreed to release the Company Entities from all obligations in connection with Taddeo’s employment agreement, dated May 1, 2017 (the “Taddeo Employment Agreement”), with Mint Organics and all other agreements and/or financial obligations between the parties related to the Taddeo’s employment or services performed with any of the Company Entities. In consideration for Taddeo entering into the Separation Agreement, the Company Entities agreed to pay Taddeo $5,000 within three days of the Effective Date. Also, pursuant to Section 2(e) of the Separation Agreement, the Company and Bothwell agreed that within three (3) business days after the Effective Date, BPSR or Bothwell, to be determined at BPSR’s sole discretion, shall pay the amount of $5,000 or $3,000, respectively, via wire transfer or other reasonable acceptable payment form to Taddeo for the purchase of the One Million (1,000,000) shares of common stock of BPSR that were granted to Taddeo in connection with the Taddeo Employment Agreement.

The Separation Agreement also contained customary release, non-disparagement and confidentiality clauses. The Separation Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

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Taddeo Share Purchase and General Release Agreement

In connection with Taddeo’s resignation, Taddeo entered into a Share Purchase and General Release Agreement (the “Purchase Agreement”), dated April 6, 2018 (the “Effective Date”), with the Company Entities. Pursuant to the Purchase Agreement, BPSR agreed to purchase from Taddeo his 150 shares (the “Shares”) of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of Mint Organics for an aggregate purchase price of $40,000 (the “Purchase Price”), (i) $25,000 of which was payable upon the parties’ execution of Purchase Agreement (“Initial Payment Amount”), but no later than three days from the Effective Date, and (ii) $15,000 of which is payable no later than 45 days from the Effective Date (“Future Payment Amount”).

Pursuant to the term of the Purchase Agreement, Taddeo agreed to release the Company Entities from all obligations in connection with Taddeo’s $150,000 investment in Mint Organics to acquire the Series A Preferred Stock during February 2017. In addition, under the terms of the Purchase Agreement, such agreement shall be terminated immediately upon BPSR’s failure to make any of the Purchase Price payments within the deadlines prescribed in the Purchase Agreement and all further obligations of the parties under Purchase Agreement shall terminate without liability of any party to the other parties to Purchase Agreement. Also, if the Purchase Agreement is terminated due to BPSR’s failure to make any of the required Purchase Price payments, then Taddeo shall retain ownership of the Shares which will be immediately converted into BPSR common stock, BPSR shall have no rights to purchase the Shares, despite having already paid any amounts associated with the Purchase Price and the above-mentioned release will null and void. The applicable conversion price of the Shares shall be determined based on the average closing price of BPSR common stock for the previous 10 trading days ending on the 45th day from the Effective Date.

The Purchase Agreement also contained customary release, non-disparagement and confidentiality clauses. The Purchase Agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated by reference herein.

Amendment No. 2 to Ian T. Bothwell Employment Agreement

On April 6, 2018, BPSR and Ian T. Bothwell entered into Amendment No. 2 (the “Bothwell Amendment”) to Bothwell’s Employment Agreement, dated November 4, 2016 and amended on March 8, 2017 (the “Bothwell Employment Agreement”) pursuant to which Bothwell serves as a member of the Board of Directors and Chief Financial Officer of the Company and subsidiaries.

Pursuant to the Bothwell Amendment,

●	Section 1 (Term) of the Bothwell Employment Agreement was amended to increase initial and automatic renewal terms of the Bothwell Employment Agreement from three years to five years, unless either party provides written notice of its intention not to extend the term of the Bothwell Employment Agreement at least 90 days prior to the applicable renewal date.

●	Section 4.4(a) (Equity Awards) of the Bothwell Employment Agreement was amended by adding that in the event of an occurrence of a Change in Control (as defined in the Bothwell Employment Agreement) or termination of the Bothwell Employment Agreement pursuant to the terms thereof, the exercise price for all outstanding warrants granted to Bothwell to purchase common stock of the Company during the term of the Bothwell Employment Agreement shall be reduced to $0.001 per share.

●	Section 4.5(b) (Fringe Benefits and Perquisites) of the Bothwell Employment Agreement was amended to change Bothwell’s automobile expense allowance from $600 to $2,500 per month plus all expenses related to the maintenance, repair and operation of such automobile including, but not limited to, gas, oil and insurance premiums.

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●	Section 4.5(c) (Fringe Benefits and Perquisites) of the Bothwell Employment Agreement by deleting the $2,500 cap for the Company’s reimbursement Bothell’s for all office rent and other direct expenses (phone, internet, copier, and direct administrative fees, etc.).

●	Section 5.1(xiii) (Non-renewal by the Executive, Termination for Cause or Resignation without Good Reason) which stated that the termination of Bruce Werber constituted as Good Reason for Bothwell’s resignation was deleted.

●	Section 5.2(a) (Non-renewal by the Company, Termination without Cause or Resignation for Good Reason) of the Bothwell Employment Agreement was amended to increase the amount of Base Salary (as defined in the Bothwell Employment Agreement) payable by the Company to Bothwell in the event the Bothwell Employment Agreement is terminated by Bothwell for Good Reason (as defined therein) or by the Company without Cause (as defined therein) or on account of the Company’s failure to renew the Bothwell Agreement, from one year following the termination date or the remaining term of the Agreement, whichever is longer, to the greater of the remaining portion of the employment term or three years following the termination date.

●	Section 5.4(b) (Change in Control Termination) of the Bothwell Employment Agreement was amended to increase the lump sum payment payable to Bothwell upon Bothwell’s resignation for Due Cause (as defined in the Bothwell Employment Agreement) or termination without Cause (as defined in the Bothwell Employment Agreement) within 12 months following a Change in Control (as defined in the Bothwell Employment Agreement) from three to five years the sum of the Bothwell’s base salary and target bonus for the year in which the termination date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), which shall be paid within 50 days following the termination date and all outstanding unvested stock options and warrants granted to Bothwell shall become fully vested and exercisable for the remainder of their full term and the exercise price of any such options and warrants shall be reduced to par value ($0.001) per share.

The Bothwell Amendment is filed as Exhibit 10.3 to this Form 8-K and is incorporated by reference herein.

Amendment No. 2 to Maria I. Mitrani Employment Agreement

On April 6, 2018, BPSR and Maria I. Mitrani (“M. Mitrani”) entered into Amendment No. 2 (the “M. Mitrani Amendment”) to M. Mitrani’s Employment Agreement, dated November 4, 2016 and amended on March 8, 2017 (the “M. Mitrani Employment Agreement”) pursuant to which M. Mitrani serves as a member of the Board of Directors and Chief Science Officer and Executive Vice President of the Company.

Pursuant to the M. Mitrani Amendment,

●	Section 4.4(a) (Equity Awards) of the M. Mitrani Employment Agreement was amended to provide that in the event of Change in Control (as defined in the M. Mitrani Employment Agreement) or termination of the M. Mitrani Employment Agreement by M. Mitrani with Good Reason or by the Company without Cause (as defined in the M. Mitrani Employment Agreement) or non-renewal, or upon the death or disability of M. Mitrani, the exercise price for all outstanding warrants granted to M. Mitrani to purchase common stock of the Company during the term of the M. Mitrani Employment Agreement shall be reduced to $0.001 per share.

●	Section 5.4(b)(i) (Change in Control Termination) of the M. Mitrani Employment Agreement was amended to provide that in the event the M. Mitrani Employment agreement was terminated by the Company without Cause or by M. Mitrani without Good Reason (as defined in the M. Mitrani Employment Agreement) within 12 months following a Change in Control (as defined in the M. Mitrani Employment Agreement) all outstanding unvested stock options and warrants granted to M. Mitrani during the Employment Term shall become fully vested and exercisable for the remainder of their full term and the exercise price of any such options and warrants shall be reduced to par value ($0.001) per share;

The M. Mitrani Amendment is filed as Exhibit 10.4 to this Form 8-K and is incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.:	Document Description:
10.1	Separation and General Release Agreement, dated April 6, 2018, by and between Peter Taddeo, and Mint Organics, Inc., Mint Organics Florida, Inc., Biotech Products Services and Research, Inc. and Ian T. Bothwell

10.2	Share Purchase and General Release Agreement, dated April 6, 2018, by and between Peter Taddeo and Biotech Products Services and Research, Inc. and Mint Organics, Inc.

10.3	Amendment No. 2, dated April 6, 2018, to Employment Agreement between Biotech Products Services and Research, Inc. and Ian T. Bothwell

10.4	Amendment No. 2, dated April 6, 2018, to Employment Agreement between Biotech Products Services and Research, Inc. and Maria I. Mitrani

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

Dated: April 12, 2018	By:	/s/ Albert Mitrani
Albert Mitrani
President and Chief Executive Officer
(Principal Executive Officer)

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